SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2009

INTERNATIONAL STEM CELL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2595 Jason Court, Oceanside, California 92056
(Address of principal executive offices, including zip code)

(760) 940-6383
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Pursuant to an extension agreement designed to allow its lender additional time in which to elect to convert the remaining balance of the company's bridge financing, thus reducing the company's need for future capital, on February 5, 2009, International Stem Cell Corporation and Gemini Master Fund Ltd. extended the due date for the remaining $400,000 balance of the Promissory Note previously issued to Gemini Master Fund Ltd. from its original due date of January 31, 2009 to a new due date of April 5, 2009.  The company has deposited the remaining balance of the note in an interest bearing escrow account, which will be released to the lender on April 5, 2009 if the note balance is not converted to common stock of the company; and the principal amount of the note that is converted to common stock will be released to the company.  The company re-paid $500,000 of the original $1,000,000 note prior to its due date and tendered the remaining balance prior to entering into this extension. Gemini Master Fund Ltd. converted $100,000 of the note into common stock in January, 2009, leaving a balance of $400,000.  Gemini Master Fund Ltd. has released all liens against assets of the company.

ITEM 9.01 Financial Statements and Exhibits.

(d) EXHIBITS

Exhibit No.	Exhibit Description

10.1	Extension Agreement, dated January 30, 2009
10.2	Escrow Agreement, dated February 03, 2009

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Stem Cell Corporation
	By:	/s/ William B. Adams
William B. Adams
Dated: February 5, 2009		Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Form of Extension Agreement, dated January 30, 2009
10.2	Form of Escrow Agreement, dated February 03, 2009